                                                                    EXHIBIT 23.4


                  CONSENT OF LEE KEELING AND ASSOCIATES, INC.

As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the use of its reserve report dated March 27, 2000 addressed to Gothic Energy Corporation and all references to this firm included in or made a part of the Chesapeake Energy Corporation Form S-4 to be filed on or about November 1, 2000. We also consent to the references to this firm under the heading "Experts" in such Registration Statement.


                                            LEE KEELING AND ASSOCIATES, INC.


October 30, 2000
Tulsa, Oklahoma


                                            By: /s/ KENNETH RENBERG
                                               --------------------------------
                                               Kenneth Renberg
                                               Vice President